                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                  SPSS Inc.
- - -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



- - -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

    (5) Total fee paid:

- - --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- - --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

    (3) Filing party:

- - --------------------------------------------------------------------------------

    (4) Date filed:

- - --------------------------------------------------------------------------------

                                   SPSS LOGO

                                   SPSS INC.
                           444 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

     The 1996 Annual Meeting of Stockholders of SPSS Inc. (the "Company") will be held at the headquarters of the Company at 444 North Michigan Avenue, Chicago, Illinois, on Wednesday, June 19, 1996 at 2:00 p.m. (Chicago time), for the following purposes:

     (1) To elect two directors of the Company to serve until the 1999 Annual Meeting of Stockholders;

     (2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year 1996;

     (3) To adopt the Amended and Restated 1995 Equity Incentive Plan; and

     (4) To transact any other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record as of April 23, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                          By Order of the Board of Directors

                                          Edward Hamburg
                                          Edward Hamburg
                                          Secretary of SPSS Inc.

Chicago, Illinois
May 16, 1996

                                   SPSS INC.
                           444 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

     The enclosed proxy is solicited by the Board of Directors of SPSS Inc. (the "Company") for use at the Annual Meeting of Stockholders on June 19, 1996 (the "Annual Meeting"). Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. If no specific instructions are given with regard to matters being voted upon, the shares represented by a signed proxy card will be voted according to the recommendations of the Board of Directors (the "Board"). The proxy may be revoked at any time before its exercise by sending written notice of revocation to Edward Hamburg, Secretary, SPSS Inc., 444 North Michigan Avenue, Chicago, Illinois 60611, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about May 17, 1996.

     April 23, 1996 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 7,154,181 shares of Common Stock, which is the Company's only class of voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders during regular business hours at the Company's headquarters, 444 North Michigan Avenue, Chicago, Illinois.

     One inspector of election, from Harris Trust and Savings Bank, appointed by the Board of Directors will determine the shares represented at the Annual Meeting and the validity of proxies and count all votes. Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. An abstention has the effect of voting against a matter since an abstention is counted as a share "entitled to vote," but is not included as a vote for or against such matter. Broker non-votes have no effect since they are not counted as shares "entitled to vote" and are not included as votes for or against any proposal.

     A plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of all other matters being submitted to the stockholders for their consideration.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has at present fixed the number of directors constituting the Board at six. In accordance with the Company's Restated Certificate of Incorporation, the directors have been divided into three classes. The class of directors whose term expires at the 1996 Annual Meeting consists of two (2) persons. The Company proposes to elect two (2) directors, each of whom will hold office for a term of three years and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the two nominees named in this Proxy Statement.

     The Company has no reason to believe that any nominee named herein will be unavailable to serve as a director. However, if any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     Each of the following nominees is currently a director of the Company:

     NORMAN NIE, Chairman of the Board and co-founder of the Company, designed the Company's original statistical software beginning in 1967 and has been a Director and Chairman of the Board since the Company's inception in 1975. He served as Chief Executive Officer of the Company from 1975 to 1991. In addition to his current responsibilities as Chairman of the Board, Professor Nie is a professor of, and has previously chaired the Political Science Department at the University of Chicago, where his research specialties include public opinion, voting behavior and citizen participation. He has received two national awards for his books in these areas. Professor Nie received his Ph.D. from Stanford University.

     BERNARD GOLDSTEIN has been a Director of the Company since 1987. He is a Managing Director of Broadview Associates, L.P. ("Broadview"), which he joined in 1979. He is a past President of the Information Technology Association of America ("ITAA"), the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein is a Director of Apple Computer Inc., Franklin Electronic Publishers, Inc., Sungard Data Systems, Inc., Enterprise Systems Inc., and several privately held companies. He is a graduate of both the Wharton School of the University of Pennsylvania and the Columbia University Graduate School of Business.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
           THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of April 15, 1996, with respect to each person who is an executive officer or director of the Company.

             NAME                AGE                            POSITION
- - ------------------------------   ---    --------------------------------------------------------
Norman Nie....................   53     Chairman of the Board of Directors
Jack Noonan...................   48     Director, President and Chief Executive Officer
Edward Hamburg................   44     Senior Vice President, Corporate Operations,
                                        Chief Financial Officer and Secretary
Louise Rehling................   52     Senior Vice President, Product Development
Mark Battaglia................   36     Vice President, Corporate Marketing
Ian Durrell...................   53     Vice President, International
Susan Phelan..................   39     Vice President, Domestic Sales and Services
Guy de Chazal(1)..............   48     Director
Bernard Goldstein(1)(2).......   65     Director
Fredric Harman (1)(2).........   35     Director
Merritt Lutz(1)(2)............   53     Director

- - -------------------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Jack Noonan has served as Director and President and Chief Executive Officer since joining the Company in January 1992. Mr. Noonan was President and Chief Executive Officer of Microrim Corp., a developer of database software products, from 1990 until December 1991. Mr. Noonan served as Vice President of the Product Group of Candle Corporation, a developer of IBM mainframe system software, from

1985 to 1990. Mr. Noonan holds an engineering degree from the Rockford School of Business and Engineering in Rockford, Illinois.

     Edward Hamburg, Senior Vice President, Corporate Operations, Chief Financial Officer and Secretary, was elected Senior Vice President, Corporate Operations in July 1992, Chief Financial Officer in June 1993 and Secretary in June 1994. Dr. Hamburg previously served as Senior Vice President, Business Development, and was responsible for product and technology acquisitions as well as joint venture opportunities. Dr. Hamburg first joined the Company in 1978 and served in a variety of marketing and product management capacities. He joined the faculty at the University of Illinois at Chicago in 1982, and returned to the Company in 1986. Dr. Hamburg received his Ph.D. from the University of Chicago.

     Louise Rehling, Senior Vice President, Product Development, oversees management of all stages of product development and is responsible for corporate computer networks. Ms. Rehling joined SPSS in 1982 as Vice President of Development and Services and has served in her current position since 1987. Ms. Rehling received her M.S. in Information Sciences and her M.A. in Psychology from the University of Chicago.

     Mark Battaglia, Vice President, Corporate Marketing, joined SPSS in October 1988. Mr. Battaglia served as Vice President of Marketing at London House, a publisher in the Maxwell Communications family, from June 1987 until joining the Company. Mr. Battaglia received his M.B.A. in 1984 from the University of Chicago.

     Ian Durrell has served as Vice President, International, since February 1991. Prior to that time, he served as head of European marketing for Unify Corporation, a supplier of relational database management systems, and was a partner of Partner Development International (PDI), a strategic partnering firm, from 1987 to 1989. Mr. Durrell graduated from the Royal Military Academy, Sandhurst, in the United Kingdom.

     Susan Phelan, Vice President, Domestic Sales and Services, joined SPSS in 1980 as a sales representative. She assumed her current position in 1987. Ms. Phelan received her M.B.A. from the University of Illinois at Chicago.

     Guy de Chazal has been a Director of the Company since October 1990. He is currently a Managing Director of Morgan Stanley & Co. Incorporated ("Morgan Stanley"). He joined Morgan Stanley in 1986 as a Vice President of Morgan Stanley Venture Capital Inc. ("MSVC") and was named President of MSVC in 1991. Mr. de Chazal is a General Partner of Morgan Stanley Venture Partners L.P. ("MSVP"), the General Partner of Morgan Stanley Venture Capital Fund L.P. ("MSVCF"). Mr. de Chazal is a Director of PageMart Nationwide, Inc., Cytyc, Inc. and several privately held companies. Mr. de Chazal received his M.B.A. from the Harvard University Graduate School of Business.

     Fredric Harman has been a Director of the Company since October 1990. Since June 1994, he has been a General Partner of Oak Investment Partners, a venture capital firm. He was formerly a General Partner of MSVP, the General Partner of MSVCF. Mr. Harman joined Morgan Stanley in 1987 as an Associate of MSVC and was named a Vice President of MSVC in 1992. He is also a Director of Sanmina Corporation and several privately held companies. He received his M.B.A. from the Harvard University Graduate School of Business and his M.S. in Electrical Engineering from Stanford University.

     Merritt Lutz has been a Director of the Company since 1988. He is currently a Managing Director of Morgan Stanley, managing the firm's strategic technology initiative's development and deployment. He was President of Candle Corporation, a worldwide supplier of systems software, from 1989 to November 1993. Mr. Lutz is a Director of Interlink Electronics (Nasdaq) and Algorithmics, Inc. a privately-held company. He also is a member of the technology industry advisory board for Nasdaq and the Chairman's Committee for the Computerworld Smithsonian organization. He holds a bachelor and masters degree from Michigan State University.

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Mr. Goldstein and Professor Nie are serving three-year terms expiring at the 1996 Annual Meeting. Messrs. Noonan and de Chazal are serving three-year terms expiring at the 1997 Annual Meeting. Messrs. Harman and Lutz are serving three-year terms expiring at the 1998 Annual Meeting. For a discussion of the nomination rights granted to certain stockholders of the Company, see "Related Transactions -- Stockholders Agreement."

KEY EMPLOYEE

     In addition to the executive officers and directors named above, Leland Wilkinson is a key employee of the Company. Dr. Wilkinson joined SPSS in September 1994 as part of the Company's acquisition of SYSTAT Inc. Dr. Wilkinson was the founder of SYSTAT Inc. and from its inception served as its President and Chief Executive Officer. He is a recognized authority in statistical analysis generally and the graphical display of data in particular. Dr. Wilkinson was a member of the faculty of the University of Illinois at Chicago and currently serves on the faculty of Northwestern University. He received his Ph.D. from Yale University.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors held 4 meetings during 1995. The Board of Directors has two standing committees -- the Audit Committee and the Compensation Committee. During 1995, no director attended fewer than 75% of all meetings of the Board of Directors, or of all meetings of any Committee of which he was a member, held while serving as director.

     Audit Committee. In 1995 the Audit Committee consisted of Messrs. Goldstein, Harman and Lutz, each a non-employee director. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls, and reviewing and approving audit and nonaudit fees. Although the Audit Committee did not meet in 1995, the Board of Directors met as a whole with the Company's independent auditors, KPMG Peat Marwick LLP, during 1995 to discuss audit and accounting matters.

     Compensation Committee. In 1995, the Compensation Committee consisted of Messrs. de Chazal, Goldstein, Harman and Lutz, each a non-employee director. The Committee's primary functions are to make recommendations to the Board of Directors concerning remuneration arrangements for senior management and to review and make recommendations concerning the administration of certain Company benefit plans. The Compensation Committee held one meeting during 1995.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are currently entitled to receive an annual retainer of $30,000. Each director is also reimbursed by the Company for reasonable expenses incurred in connection with services provided as a director. In the future, the Company may substitute stock options for all or a portion of the current annual retainer. Professor Nie receives compensation of $100,000 per year for his services as Chairman of the Board and for product development work on a part-time basis.

                             EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued by the Company to the Chief Executive Officer ("CEO"), and each of the five most highly compensated officers of the Company other than the CEO, serving on December 31, 1995 (the "named executive officers") for services rendered to the Company in all capacities during 1993, 1994 and 1995, (b) certain information relating to option grants made to the named executive officers in 1995 and (c) certain information relating to options held by the named executive officers. The Company made no grants of freestanding stock appreciation rights ("SARs") in 1993, 1994 or 1995, nor did the Company make any awards in 1993, 1994 or 1995 under any long-term incentive plan.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                      ----------------------------------   ---------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                           -----------------------   -------
                                                                                        SECURITIES
                                                               OTHER       RESTRICTED   UNDERLYING
                                                               ANNUAL        STOCK       OPTIONS/     LTIP      ALL OTHER
                                       SALARY     BONUS     COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)          ($)          ($)(1)       (#)(2)       ($)         ($)
- - -----------------------------  ----   --------   --------   ------------   ----------   ----------   -------   ------------
Jack Noonan                    1995   $235,000   $167,973     none          none          55,000       none        none
  President and Chief          1994   $235,000   $ 73,920     none          none          20,000       none        none
  Executive Officer..........  1993   $235,000   $150,000     none          none          52,235       none        none
Ian Durrell                    1995   $197,000   $ 46,070     none          none          25,000       none        none
  Vice President,              1994   $197,000   $ 38,110     none          none          10,000       none        none
  International(3)...........  1993   $197,000   $ 40,000     none          none          24,333       none        none
Edward Hamburg
  Senior Vice President,
  Corporate Operations         1995   $156,000   $ 73,952     none          none          25,000       none        none
  and Chief                    1994   $156,000   $ 36,420     none          none          10,000       none        none
  Financial Officer..........  1993   $156,000   $ 50,000     none          none          24,333       none        none
Louise Rehling                 1995   $135,200   $ 65,180     none          none          25,000       none        none
  Senior Vice President,       1994   $135,200   $ 25,370     none          none          10,000       none        none
  Product Development........  1993   $135,200   $ 43,500     none          none          24,333       none        none
Mark Battaglia                 1995   $100,000   $ 81,750     none          none          25,000       none        none
  Vice President,              1994   $100,000   $ 44,120     none          none          10,000       none        none
  Corporate Marketing........  1993   $100,000   $ 50,000     none          none          24,333       none        none
Susan Phelan                   1995   $100,000   $ 78,024     none          none          25,000       none        none
  Vice President,              1994   $ 85,000   $ 39,160     none          none          10,000       none        none
  Domestic Sales and
    Services.................  1993   $ 75,000   $ 75,000     none          none          26,000       none        none

- - -------------------------
(1) On December 31, 1995, Dr. Hamburg, Ms. Rehling and Ms. Phelan held 10,000, 19,180 and 1,925 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on such date of $195,000, $374,010 and $37,538, respectively.

(2) Amounts reflected in this column are for grants of stock options for the Common Stock of the Company. No SARs have been issued by the Company.

(3) Payments and options set forth in the table for Mr. Durrell reflect payments and option grants to Valletta Investments Limited ("Valletta"), a consulting company controlled by Mr. Durrell. Mr. Durrell does not receive any personal benefits or perquisites, payments of salary and bonus, awards of options or other compensation from the Company in his individual capacity.

     The following table sets forth the number of options to purchase Common Stock granted to each of the named executive officers during 1995.

                             1995 OPTION/SAR GRANTS

                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------     POTENTIAL REALIZABLE
                                          PERCENT OF                                  VALUE AT ASSUME ANNUAL
                          NUMBER OF         TOTAL                                      RATES OF STOCK PRICE
                          SECURITIES     OPTIONS/SARS                     LATEST      APPRECIATION FOR OPTION
                          UNDERLYING      GRANTED TO     EXERCISE OR     POSSIBLE            TERM (1)
                         OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION    ----------------------
         NAME            GRANTED (#)         1995          ($/SH)          DATE        5% ($)      10% ($)
- - ----------------------   ------------    ------------    -----------    ----------    --------    ----------
Jack Noonan...........      55,000           19.04%        $12.875        01/01/05    $445,338    $1,128,569
Ian Durrell(2)........      25,000            8.65%        $12.875        01/01/05    $202,426    $  512,985
Edward Hamburg........      25,000            8.65%        $12.875        01/01/05    $202,426    $  512,985
Louise Rehling........      25,000            8.65%        $12.875        01/01/05    $202,426    $  512,985
Mark Battaglia........      25,000            8.65%        $12.875        01/01/05    $202,426    $  512,985
Susan Phelan..........      25,000            8.65%        $12.875        01/01/05    $202,426    $  512,985

- - -------------------------
(1) In satisfaction of applicable SEC regulations, the table sets forth the potential realizable values of such options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the term of the options. The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options at the end of the ten-year period starting with their vesting commencement dates, based on the assumptions set forth above. Because actual gains will depend upon, among other things, the actual dates of exercise of the options and the future performance of the Common Stock in the market, the amounts reflected in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price which will benefit all stockholders proportionately. Actual gains, if any, on option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and general stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved, or that the stock price will not be lower or higher than projected at five and ten percent assumed annualized rates of appreciation.

(2) Options reflected in the table for Mr. Durrell are options granted to Valletta.

                  AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                           YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF
                                                                    NUMBER OF           UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                 FISCAL YEAR-END      FISCAL YEAR-END
                                      SHARES                         (#)(1)              ($)(1)(2)
                                    ACQUIRED ON     VALUE        ---------------    -------------------
                                     EXERCISE      REALIZED       EXERCISABLE/         EXERCISABLE/
              NAME                      (#)        ($)(1)(4)      UNEXERCISABLE        UNEXERCISABLE
- - ---------------------------------   -----------    --------      ---------------    -------------------
Jack Noonan......................        None           N/A       127,637/86,030    $2,188,050/$789,332
Ian Durrell(3)...................      13,333      $229,327(4)     25,098/39,235    $  379,632/$354,487
Edward Hamburg...................        None           N/A        60,098/39,235    $1,025,382/$354,487
Louise Rehling...................        None           N/A        53,431/39,235    $  902,375/$354,487
Mark Battaglia...................        None           N/A        40,098/39,235    $  656,382/$354,487
Susan Phelan.....................        None           N/A        37,983/39,684    $  617,360/$362,771

- - -------------------------
(1) All information provided is with respect to stock options. No SARs have been issued by the Company.

(2) These amounts have been determined by multiplying the aggregate number of options by the difference between $19.50, the closing price of the Common Stock on the Nasdaq National Market on December 29, 1995, and the exercise price for that option.

(3) Options reflected in the table for Mr. Durrell are options granted to Valletta.

(4) The amount in the table has been determined by multiplying the aggregate number of options exercised by the difference between the closing price of the Common Stock on the Nasdaq National Market on the date of exercise and the exercise price for that option.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Jack Noonan on January 14, 1992. This employment agreement provides for a one-year term with automatic one-year extensions unless Mr. Noonan or the Company gives a written termination notice at least 90 days prior to the expiration of the initial term or any extension thereof. It also provides for a base salary of $225,000 during the initial term, together with the same benefits provided to other employees of the Company. Mr. Noonan's base compensation is subject to annual review by the Board of Directors and was increased to $235,000 for 1993, 1994 and 1995. If the Company terminates Mr. Noonan's employment without cause, the Company must pay Mr. Noonan an amount equal to 50% of Mr. Noonan's annual base salary in effect at the time of termination. This amount is payable in 12 equal monthly installments, and the obligation to make these payments ceases if Mr. Noonan finds other employment at a comparable salary. The employment agreement requires Mr. Noonan to refrain from disclosing confidential information of the Company and to abstain from competing with the Company during his employment and for a period of one year thereafter. Except for the employment agreements with Mr. Noonan and Dr. Wilkinson, and a management services agreement with Valletta described below (pursuant to which Ian Durrell has been engaged to act as Vice President, International and to head the Company's non-Western Hemisphere operations), none of the senior management or key technical employees of the Company are subject to employment or similar agreements, although the Company does have confidentiality and work-for-hire agreements with many of its key management and technical personnel.

     The Company entered into an employment agreement with Leland Wilkinson on September 23, 1994 to be employed by SPSS as Senior Vice President, SYSTAT Products. The employment agreement continues through December 31, 1999 and provides for a base annual salary of $135,000 plus a bonus and other fringe benefits customarily received by other SPSS senior executives. In addition, he was granted options to purchase an aggregate of 135,000 shares of Common Stock at a price of $9.00 per share. These options vest on the same schedule as options granted under the Amended 1991 Stock Option Plan. The employment agreement provides that Dr. Wilkinson's salary and bonus shall be reviewed each year by the Board of Directors and that he shall participate in the Company's bonus plan to the same extent as other comparable Company executives. The employment agreement may be terminated prior to its expiration by Dr. Wilkinson or the Company effective 45 days after written notice by either party. If the employment agreement is terminated by Dr. Wilkinson, he shall receive a pro-rata share of his salary and bonus earned through the date of termination. In the event the employment agreement is terminated by the Company without cause, Dr. Wilkinson is entitled to receive his annual base salary and bonus until the expiration date of the employment agreement. The employment agreement requires that Dr. Wilkinson refrain from disclosing any confidential information of the Company and that he shall have no right, title or interest in any of such confidential information, including any that Dr. Wilkinson has developed or develops during his employment with SPSS. The employment agreement also requires that Dr. Wilkinson abstain from competing with the Company during his employment and for a period of six months thereafter.

MANAGEMENT SERVICES AGREEMENT

     The Company has entered into a management services agreement with Valletta, pursuant to which Ian Durrell's services are provided to the Company. Either Valletta or the Company may terminate the agreement at any time upon 30 days' written notice; provided that, if the Company terminates the agreement under the 30-day notice provision without cause, Valletta is entitled to termination payments equal to 50% of its annual compensation then in effect in six equal monthly installments. The Agreement provides that Valletta is to receive annual compensation at a rate established by the Board of Directors plus incentive compensation if specified performance standards are satisfied. For 1995, Valletta's aggregate compensation, including bonus, was $243,070. The management services agreement requires Valletta to refrain from disclosing confidential information about the Company and to abstain from competing with the Company during the term of the management services agreement and for a period of eighteen months thereafter. Mr. Durrell has agreed to be bound by the terms and conditions of the management services agreement.

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. The Committee develops and administers the compensation programs for the Company's executive officers. After consideration of the Committee's recommendations, the entire Board of Directors reviews and approves the base salaries, bonuses and the stock option and benefit programs for the Company's executive officers. In 1995, the Board approved the Committee's recommendations in all material respects.

     Compensation Philosophy. The Company has three principal objectives in its executive compensation programs:

          1. It strives to relate its total compensation for senior management to the achievement of financial benchmarks designed to build shareholder value.

          2. It rewards outstanding individual performance.

          3. It strives to structure its entire compensation package in a manner which is competitive with other executive compensation packages in the software industry, so that it will attract and retain highly capable key executives responsible for the success of the Company and provide fair compensation for the responsibilities undertaken by those executives.

These goals are met through a combination of salary, bonuses, stock options and other benefits. The Company is committed to increasing the proportion of the senior executives' compensation which is performance-based, and therefore variable, and to focus on building shareholder value as the primary measure of performance. To the extent practicable, the Committee's objective is to align the executive officers' financial interests with those of shareholders by focusing on specific financial objectives that the Committee believes will enhance shareholder value and through the grant of additional options pursuant to the Company's option plan, the opportunity for management to purchase additional shares on advantageous terms under the Company's Employee Stock Purchase Plan and through present stock ownership and options.

     The Committee focuses principally on the Company's financial performance -- specifically operating and net income -- in determining the amount of bonuses for the executive officers. Therefore, bonuses for these officers are a function of the Company's overall financial performance relative to budgeted goals. In keeping with the Company's commitment to increasing the proportion of the senior executives' compensation which is performance-based, base salary levels are designed to increase in comparatively small amounts and bonus compensation is designed so that it can increase or decrease significantly depending on the Company's overall financial performance.

     The Committee works with the Chief Executive Officer (the "CEO") to determine the base salary of the other executive officers, to establish targets for the annual bonus program and to allocate the bonus pool among the executive officers. Consistent with the Committee's philosophy of shifting the proportion of compensation away from fixed to variable types of compensation, the Committee has targeted growth in total compensation to come from the bonus and other incentive forms of compensation. At the beginning of each year, the Committee establishes certain budgeted objectives for operating income. The total amount allocated to the annual bonus pool is dependent upon the degree to which budgeted goals are achieved.

     Under the Company's 1995 Equity Incentive Plan, the Committee is authorized to make grants of stock options to executive officers. The Committee normally approves grants once a year and occasionally in connection with significant corporate events. During 1995, the Committee awarded incentive stock options to executive officers. In determining the size of the option grants, the Committee considers the impact of the grants on existing shareholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to and held by executive officers is reviewed and is one factor in determining the size of current option grants.

     The Committee has established an incentive stock option program for which only policy-making senior executives of the Company are eligible. Vesting of the incentive options granted to the executive officers as of January, 1995 was contingent upon the Company achieving certain 1995 revenue and profit levels established by the Board of Directors. Such options are customarily granted in the first half of the calendar year after budgetary targets have been established. Such options are earned only if the Company exceeds, by a significant percentage established by the Committee, the budgeted performance goals for Company operating and net income approved by the Board. In the event of a major corporate event, the Committee may change these goals.

     In addition to Company performance, the Committee also takes into account exceptional individual performance in determining bonus awards, although it does not assign a specified percentage of senior executive bonus compensation to this.

     Chief Executive Officer Compensation. The Committee also determines the CEO's base salary and bonus, employing largely the same principles described above, except that the amount of the CEO's bonus is purely a function of the financial performance of the Company measured against the operating and net income goals established by the Committee and approved by the Board at the beginning of each year. The Committee believes that it has established a total compensation package which compares favorably to industry standards. The Committee considers the total salary and incentive compensation provided to chief executives of similar companies, although it does not target a specific percentile range within this group of similar companies' chief executive compensation in determining the CEO's compensation.

     The Committee recommends stock option grants and incentive stock option grants reflecting the importance of Mr. Noonan's contribution to the Company and the importance of aligning Mr. Noonan's interest in the Company with that of stockholders. In 1995, Mr. Noonan received more than twice the number of incentive stock options received by the other policy-making senior executives. The Committee recommended grants to Mr. Noonan of incentive stock options to acquire 55,000 shares of Common Stock at $12.875 per share effective January 1, 1995. These options vest in the same manner as the stock options or incentive stock options, as the case may be, for the other senior executives.

     Mr. Noonan's bonus is determined in the same manner as the other policy-making senior executives, except that no portion of Mr. Noonan's bonus is based on exceptional individual performance. It is the Committee's view that the CEO's compensation should be based solely on the financial performance of the Company and that, for the CEO, exceptional individual performance is so closely aligned with Company financial performance that the CEO's bonus should be based solely on overall Company financial performance.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation For these and other reasons, the Company will not necessarily and in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Compensation Committee of SPSS Inc.

                                          Guy de Chazal
                                          Bernard Goldstein
                                          Fredric Harman
                                          Merritt Lutz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. de Chazal, Goldstein, Harman and Lutz are directors and members of the Compensation Committee. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries.

EQUITY INCENTIVE PLAN

     The Company has previously established its 1995 Equity Incentive Plan (the "1995 Equity Incentive Plan") pursuant to which it can award stock options and a variety of other equity incentives to directors, officers, other key executives, employees and independent contractors of the Company and any of its subsidiaries. The Board is authorized to delegate to the Compensation Committee the administration of the Plan. The purpose of the 1995 Equity Incentive Plan is to further the success of SPSS by attracting and retaining key management and other talent and providing to such persons incentives and rewards tied to the Company's business success.

     Currently, the maximum number of shares of Common Stock that may be issued or transferred to such persons under the 1995 Equity Incentive Plan may not exceed 600,000. The Company is seeking approval by shareholders of an Amended and Restated 1995 Equity Incentive Plan pursuant to which the number of shares available under the 1995 Equity Incentive Plan has been increased from 600,000 to 1,050,000. For a more complete discussion of the Amended and Restated 1995 Equity Incentive Plan, refer to "Proposal 3" contained in this Proxy Statement.

PERFORMANCE GRAPH

     The following graph shows the changes in the value of $100 invested since August 18, 1993 (the date of the Company's initial public equity offering) in its Common Stock, the Nasdaq 100 Stock Index and S&P Computer Software & Services Index, a specialized industry focus group.

                                   [GRAPH]

                                                                 S&P Computer
                                                                  Software &
      Measurement Period          SPSS (NAS-      NASDAQ 100     Services In-
    (Fiscal Year Covered)         DAQ: SPSS)      Stock Index         dex
8/18/93                             100.00          100.00          100.00
12/31/93                            114.06          105.98          111.62
12/31/94                            160.94          107.57          131.62
12/29/95                            243.75          153.32          184.67

- - -------------------------

NOTES

(1) Assumes that all dividends were reinvested.

                              RELATED TRANSACTIONS

TRANSACTIONS WITH NORMAN NIE

     Professor Nie receives compensation of $100,000 per year for his services as Chairman of the Board and for product development work on a part-time basis. Professor Nie is a limited partner in Computer Software Development Company, a research and development limited partnership to which the Company accrued royalties of $265,000 in 1993, $260,000 in 1994 and $274,000 in 1995.

STOCKHOLDERS AGREEMENT

     In connection with the Company's initial public offering in August 1993, the Company and the individuals and entities who were stockholders prior to the initial public offering entered into an agreement (the "Stockholders Agreement") containing certain registration rights with respect to outstanding common stock of the Company and granting to each of the Norman H. Nie Revokable Trust dated March 15, 1991 (the "Nie Trust") and MSVCF, so long as they own beneficially more than 12.5% of the Common Stock of the Company, the right to designate one nominee (as part of the management slate) in each election of directors at which directors of the class specified for such holder are to be elected. As of April 23, 1996, Professor Nie owned 19.7% of the common stock. Since the completion of the Company's February 1995 offering of Common Stock, MSVCF has owned less than 12.5% of the capital stock of the Company.

     Pursuant to the Stockholders Agreement, the holders of restricted securities constituting more than seven percent of the outstanding shares at any time may require the Company to register under the Act all or any portion of the restricted securities held by the requesting holder or holders for sale in the manner specified in the notice. The Company is not bound to honor the request unless the proceeds from the registered sale can reasonably be expected to exceed $5,000,000. The Company estimates that the cost of complying with demand registration rights would be approximately $25,000 for a single registration.

     All of the stockholders who acquired their shares prior to the initial public offering have piggyback registration rights, which entitle them to seek inclusion of their Common Stock in any registration by the Company, whether for its own account or for the account of other security holders or both (except with respect to registration on Forms S-4 or S-8 or another form not available for registering restricted securities for sale to the public). In the event of a request to have shares included in a Registration Statement filed by the Company for its own account, the Company's underwriters may generally reduce, pro rata, the amount of Common Stock to be sold by the stockholders if the inclusion of all such securities would be materially detrimental to the Company's offering.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1996, the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

     The business address for MSVCF, Mr. de Chazal and Mr. Lutz is the office of Morgan Stanley at 1221 Avenue of the Americas, New York, New York 10020. The business address of Geocapital II, L.P. ("Geocapital") is One Bridge Plaza, Fort Lee, New Jersey 07024. The business address of Mr. Goldstein is the office of Broadview Associates, L.P., One Bridge Plaza, Fort Lee, New Jersey 07024. The business address of Fredric Harman is the office of Oak Investment Partners, 525 University Avenue, Suite 1300, Palo Alto, California 94301. The business address of Kopp Investment Advisors, Inc. is 6600 France Avenue South, Suite 672, Edina, Minnesota 55435. The business address of each other person listed below is 444 North Michigan Avenue, Chicago, Illinois 60611.

                                                                                    SHARES
                                                                              BENEFICIALLY OWNED
                                                                             --------------------
NAME                                                                          NUMBER      PERCENT
- - --------------------------------------------------------------------------   ---------    -------
Norman H. Nie, individually, as Trustee of the Nie Trust and as a Director
  and President of the Norman and Carol Nie Foundation(1).................   1,478,077     20.5%
Kopp Investment Advisors, Inc.............................................     365,700      5.1%
Jack Noonan(2)............................................................     136,670      1.9%
Bernard Goldstein(3)......................................................      73,410      1.0%
Louise Rehling(4).........................................................      74,765      1.0%
Edward Hamburg(5).........................................................      72,252      1.0%
Mark Battaglia(6).........................................................      42,635      *
Susan Phelan(7)...........................................................      42,166      *
Ian Durrell(8)............................................................      27,252      *
Merritt M. Lutz...........................................................      18,833      *
Guy de Chazal.............................................................      13,353      *
Fredric Harman............................................................          48      *
All directors and executive officers as a group (11 persons)(9)...........   1,979,461     26.1%

- - -------------------------
 * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1) Includes 69,944 shares which are subject to currently exercisable options; 112,933 shares held of record by the Norman and Carol Nie Foundation (the "Nie Foundation"); and 1,295,200 shares held by the Nie Trust. Professor Nie shares voting and investment power over the 112,933 shares held by the Nie Foundation with Carol Nie.

(2) Includes 133,767 shares subject to currently exercisable options.

(3) Includes 43,966 shares held beneficially and of record by Geocapital. Mr. Goldstein is a managing partner of BVA Associates, one of the general partners of Geocapital. Mr. Goldstein is also a limited partner of Geocapital. Mr. Goldstein disclaims beneficial ownership of these shares.

(4) Includes 55,585 shares subject to currently exercisable options.

(5) Includes 62,252 shares subject to currently exercisable options.

(6) Includes 42,252 shares subject to currently exercisable options.

(7) Includes 40,241 shares subject to currently exercisable options.

(8) Mr. Durrell is the beneficial owner of these shares, which consist solely of 27,252 shares subject to currently exercisable options held of record by Valletta.

(9) Includes 431,293 shares subject to currently exercisable options.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company with respect to the 1996 fiscal year and proposes the ratification by the stockholders of such selection. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1985, is familiar with the business and operations of the Company and has offices convenient to the Company's offices.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                     THE RATIFICATION OF THE APPOINTMENT OF
      KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                                   PROPOSAL 3

        ADOPTION OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

     The Company is seeking shareholder approval of the adoption of the Amended and Restated 1995 Equity Incentive Plan (the "Plan"). The Board has already adopted the Plan. Shareholder approval is being sought because the number of shares of Common Stock issuable under the Plan has been raised from a maximum of 600,000 shares to a maximum of 1,050,000 shares.

     Under the Plan, as adopted by the Board, the number of shares of Common Stock that may be issued or transferred upon the exercise of Options, as Restricted Shares and released from substantial risks of forfeiture thereof, or otherwise has been increased to a maximum of 1,050,000. Of these shares of Common Stock, a maximum of 950,000 are reserved for grants to participants who are officers, other key executives, employees and independent contractors, and a maximum of 100,000 are reserved for grants to directors in lieu of the annual retainer to which directors are currently entitled. The Board remains authorized to make appropriate adjustments to prevent dilution or enlargement of the rights of participants that otherwise would result from specified corporate transactions.

     The Plan incorporates two other amendments approved by the Board and described in more detail below. First, the Plan now provides that the market value per share for Common Stock under the Plan, as of any date is the closing price per share reported on the Nasdaq National Market on that date, rather than the mean between the highest and lowest selling prices. Second, the Plan now permits option recipients, upon exercise of their options, to pay the exercise price for such option by surrendering option shares, rather than permitting payment of the option price only in cash or by transferring unrestricted Common Stock of the Company.

     The following is a summary of some of the provisions of the Amended and Restated 1995 Equity Incentive Plan and is qualified in its entirety by the full text thereof which is attached to this Proxy Statement as Appendix A.

ADMINISTRATION OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

     The Plan will continue to be administered by the Board of Directors or the Compensation Committee of the Board. Under the terms of the Plan, the Board of Directors will be authorized to grant stock options ("Options") and shares of restricted stock ("Restricted Shares") to directors, officers, other key executives, employees and independent contractors of the Company and any of its Subsidiaries ("Participants"). The Board is authorized to delegate to the Compensation Committee the administration of the Plan.

     Options granted under the Amended and Restated 1995 Equity Incentive Plan may be either Incentive Stock Options ("ISOs"), which are intended to meet the requirements defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Nonqualified Stock Options ("NSOs"). ISOs may be granted only to employees of the Company and its subsidiaries. The price per share of Common Stock at which each Option is exercisable (the "Option Price") is determined by the Board of Directors at the time of grant, but may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted. Under the amendments adopted by the Board of Directors, the Plan now provides that the market value of Common Stock per share will be an amount equal to the closing price of the last sale of Common Stock on the Nasdaq National Market on the date on which the market value is to be determined (or if the Common Stock did not trade on that date, the immediately preceding day on which the stock traded). Prior to the amendments adopted by the Board, the 1995 Equity Incentive Plan provided that the market value equalled the mean between the highest and lowest quoted selling prices reported by the Nasdaq National Market on such date. Options are exercisable at such time and under such conditions as are set forth in the Option grant, but in no event may any ISO be exercisable subsequent to the day before the tenth anniversary of the date on which the ISO is granted.

     The Board of Directors has approved an amendment to the Plan which permits holders of Options issued under the Plan to pay the exercise price for such Options by surrendering Option shares having a market value per share equal to the Option Price. Previously, Option holders were limited to paying the Option Price either in cash or by the transfer to the Company of unrestricted shares having a value equal to the total Option Price.

     Restricted Shares may be granted to Participants in such number and at such times as the Board of Directors determines. Participants who receive Restricted Shares have all the rights of stockholders with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted Shares will be subject, at the date of grant, to a substantial risk of forfeiture, for a period determined by the Board of Directors.

     The amendments to the Plan have been approved by the Board of Directors and will become effective upon adoption of the Amended and Restated 1995 Equity Incentive Plan by the shareholders. The Plan has a term of ten years. In certain instances, the Plan may be amended by the Board without shareholder approval, though shareholder approval is required to increase the number of shares subject to the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

     The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences.

     ISOs. An optionee will not recognize any income upon either grant or exercise of an ISO, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the Option Price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company's Common Stock received upon exercise of an ISO will depend on the holding period. If the optionee does not dispose of the stock received within either one year after exercise of the ISO or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the Option Price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

     The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. An optionee will not recognize any income upon either grant or vesting of a NSO. Upon exercise of any part of a NSO, the optionee will recognize ordinary income in an amount equal to the difference between the Option Price and the then fair market value of the shares acquired, assuming the shares are freely transferrable or are not subject to a substantial risk of forfeiture.

     In general, upon a subsequent disposition of the shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income at the time of exercise. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

     The Company will be entitled to a deduction for federal income tax purposes upon exercise of a NSO in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

     Restricted Shares. The recipient of Restricted Shares will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income tax rates at the time of the expiration or earlier termination of the restriction period in an amount equal to the fair market value of the Restricted Shares at the time that the restriction period lapses or terminates over the amount paid for the Restricted Shares. Any further gain would be capital gain.

     If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the Restricted Shares at the date of grant over the amount paid for the Restricted Shares. Any further gain would be capital gain.

     The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

     Cap on Company Deductions for Certain Compensation. Under the recently enacted Omnibus Reconciliation Act of 1993 (the "Act"), certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board approval is obtained. The Company intends to administer the ISO and NSO portions of the Plan to comply with these performance based criteria.

     Restricted Shares do not satisfy the definition of performance-based compensation unless the granting or vesting of the Restricted Shares are based upon the attainment of specified performance goals.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN.

                      STOCK OWNERSHIP AND TRADING REPORTS

     The Company believes that during 1995 its officers, directors and owners of more than ten percent of its Common Stock complied with all filing requirements under Section 16(a) of the Securities and Exchange Act of 1934, except as described below. Two reporting persons filed timely Form 5 reports to disclose transactions subject to Form 4 requirements. Valleta Investments, which is beneficially owned by Ian Durrell, exercised 13,333 options and sold the underlying securities in the fourth quarter of 1995 and disposed of 3,000 shares of Common Stock acquired in 1993 in the fourth quarter of 1995. Norman H. Nie disposed of 1,500 shares of Common Stock (which represented less than one percent of the 1,478,077 million shares beneficially owned by Professor Nie, not including share subject to currently exercisable options) held of record by the Nie Foundation in the fourth quarter of 1995.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by the Company. Proxies may be solicited by personal interview, mail or telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1997 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 1997 Annual Meeting of Stockholders must be mailed to the Secretary, SPSS Inc., 444 North Michigan Avenue, Chicago, Illinois 60611, and must be received by the Secretary on or before January 16, 1997. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995 is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report on Form 10-K may obtain one by writing or calling Edward Hamburg, Secretary, SPSS Inc., 444 North Michigan Avenue, Chicago, Illinois 60611, telephone (312) 329-2400.

                                          By order of the Board of Directors

                                          Hamburg Sig
                                          Edward Hamburg
                                          Secretary of SPSS Inc.

                                                                      APPENDIX A

                AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of this Amended and Restated 1995 Equity Incentive Plan (the "Plan") is to further the success of SPSS Inc., a Delaware corporation (hereinafter called the "Company") by attracting and retaining directors, officers, and other key executives, employees and independent contractors of the Company and its subsidiaries and to provide to such persons incentives and rewards relating to the Company's business plans.

     2. DEFINITIONS. As used in this Plan, in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

          (a) "Board" means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to
     Section 10, the Compensation Committee.

          (b) "Change in Control" shall have the meaning set forth by the Board.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Common Shares" means shares of Common Stock of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 7.

          (e) "Compensation Committee" means a committee appointed by the Board consisting of at least three Non-Employee Directors, each of whom will be a disinterested person within the meaning of Rule 16b-3.

          (f) "Date of Grant" means the date determined in accordance with the Board's authorization on which a grant of Option Rights or a grant of Restricted Shares, becomes effective.

          (g) "Form of Option Right Grant" means the form adopted by the Board for the granting of Option Rights pursuant to Section 4 hereof, which form may be amended by the Board from time to time.

          (h) "Form of Restricted Share Grant" means the form adopted by the Board for the transfer or issuance of Restricted Shares pursuant to Section 5 hereof, which form may be amended by the Board from time to time.

          (i) "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

          (j) "Market Value per Share", as applied to any date, means the price per share of the Common Shares in an amount equal to the closing price of the last sale of the Common Shares as reported by the Nasdaq National Market or the principal securities exchange or automated quotation system on which Common Shares were sold on the date when the Market Value per Share is to be determined or, if the date is a date on which the Common Shares did not trade, the closing price on the immediately preceding day on which the stock traded.

          (k) "Non-Employee Director" means a Director of the Company who is not a full-time employee of the Company or any Subsidiary.

          (l) "Nonqualified Stock Option" means Option Rights other than Incentive Stock Options.

          (m) "Optionee" means the optionee named in an agreement with the Company evidencing an outstanding Option Right.

          (n) "Option Price" means the purchase price payable on exercise of an Option Right.

          (o) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

          (p) "Participant" means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, director or other employee or independent contractor of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

          (q) "Restricted Shares" means Common Shares issued pursuant to Section 5 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 5 has expired.

          (r) "Rule 16b-3" means rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor rule substantially to the same effect), as in effect from time to time.

          (s) "Spread" means the excess of the Market Value per Share of the Common Shares on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

          (t) "Subsidiary" means any corporation with respect to which the Company directly or indirectly owns stock possessing 50% or more of the voting power as described in Section 424(f) of the Code.

     3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 7, the number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed a maximum of 1,050,000. Of these Common Shares, a maximum of 950,000 are reserved for grants to Participants who are officers, executives or other employees or independent contractors, and a maximum of 100,000 are reserved for grants to directors in lieu of the annual retainer to which directors are currently entitled. Common Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

     4. OPTION RIGHTS. The Board may from time to time authorize the grant to Participants of options to purchase Common Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Common Shares to which it pertains and the term during which the rights granted thereunder will exist.

          (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

          (c) Each grant will specify whether the Option Price is payable (i) in cash, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionees (or other consideration authorized pursuant to Section 4(d)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable agreement referred to in
     Section 4(i), equal to the total Option Price, (iii) by having the Company reduce the number of Common Shares distributed to the Optionee by a number of Common Shares with a Market Value per Share, as of the date of exercise, equal to the Option Price of the Common Shares, or (iv) by a combination of such methods of payment.

          (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date or Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise relates.

          (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other event.

          (h) Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. An Incentive Stock Option may be granted only to a Participant who, at the time the Incentive Stock Option is granted, is approved by the Board to receive an Incentive Stock Option and, at the time, is a key employee of the Company or of one or more of its Subsidiaries.

          (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee and containing such terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan. The agreement shall be consistent with the Form of Option Right Grant adopted by the Board for the purpose of granting Option Rights.

     5. RESTRICTED SHARES. The Board may also authorize the issuance or transfer of Restricted Shares to Participants in accordance with the following provisions. Each such grant will be in accordance with the following provisions:

          (a) Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer provided below.

          (b) Each such issuance or transfer may be made without additional consideration.

          (c) Each such issuance or transfer will provide that the Restricted Shares covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control or other event specified in the agreement referred to in Section 5(e), for a period to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

          (d) Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the agreement referred to in Section 5(e) (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e) Each issuance or transfer of Restricted Shares will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan. The agreement shall be consistent with the Form of Restricted Share Grant adopted by the Board for the purpose of issuing Restricted Shares. All certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares, which may be executed by any officer of the Company upon a determination by the Board that an event causing the forfeiture of the Restricted Shares has occurred.

     6. TRANSFERABILITY.

          (a) No Option Right granted, issued, or transferred under this Plan will be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Option rights will be exercisable during the Optionee's life only by him or by his guardian or legal representative. The Board may impose additional restrictions on transfer as well.

          (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5, will be subject to further restrictions on transfer.

     7. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights granted hereunder, in the prices per share applicable to such Option Rights and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, further, however, that any adjustment which by reason of this Section 7 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in this
Section 7.

     8. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

     9. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

     10. ADMINISTRATION OF THE PLAN.

          (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee. Option Rights may be granted only by the Compensation Committee.

          (b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification, or document evidencing the grant of Option Rights, or Restricted Shares, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

          (c) The provisions of Sections 4 and 5 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

          (d) The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

     11. AMENDMENTS, ETC.

          (a) This Plan may be amended from time to time by the Board, but without further approval by a majority of the stockholders of the Company present in person or by proxy at a meeting of the Company's stockholders and entitled to vote generally in the election of directors, or as may be otherwise required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares or Restricted Shares pursuant to Section 3 (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act. The Board may amend the Plan to set maximum limits on the number of shares with respect to which Option Rights may be granted during a specified period to any employee.

          (b) The Board may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions, and discretions as would have been applicable under this Plan had the canceled Option Rights or other award not been granted.

          (c) In case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 6(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such award.

          (d) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

          (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

          (f) This Plan will be governed by and constructed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

          (g) The Plan shall be effective upon adoption by the Board of Directors, but the Plan shall be void unless it is approved by the Company's stockholders within the earlier of the date of the Company's next annual meeting of stockholders and twelve (12) months after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, Option Rights and Restricted Shares may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending ten (10) years after the earlier of such adoption and the approval of the Plan by the stockholders.

PROXY                           SPSS INC.                                  PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE B0ARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 1996

The undersigned stockholder hereby constitutes Jack Noonan and Edward Hamburg proxies, with full authority and hereby revoking all other proxies heretofore given with respect to such stock, which may be exercised by either one or both of them, with power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of SPSS Inc. ("SPSS") to be held at the offices of SPSS, 444 North Michigan Avenue, Chicago, Illinois, at 2:00 p.m. (local time) on June 19, 1996 (the "Meeting"), and at any adjournment thereof, as designated herein, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting.

/ / Check here for address change.    / / Check here if you plan to attend
                                          the meeting.
    New Address:
                ----------------------
    ----------------------------------
    ----------------------------------

    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.


                (Continued and to be signed on reverse side.)


                                  SPSS Inc.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


[                                                                              ]


THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF ALL PROPOSALS.

                                                     FOR ALL (Except
                                                     Nominee(s)
                                     FOR  WITHHOLD   WRITTEN BELOW)                                            FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS TO SERVE    / /     / /       / /              2. To ratify the selection of KPMG      / /    / /     / /
   A TERM EXPIRING IN 1999:                                                Peat Marwick LLP as independent
   Nominees: Norman Nie and                                                auditors for SPSS for 1996.
             Bernard Goldstein.                                                                                FOR  AGAINST  ABSTAIN
                                                                        3. To adopt the Amended and Restated    / /    / /     / /
- - ---------------------------------                                          1995 Equity Incentive Plan.

                                                                        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                        THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                        PROPOSALS 1, 2 AND 3.

                                                                                        Dated:                                 ,1996
                                                                                              ---------------------------------

                                                                        Signature(s)
                                                                                    ------------------------------------------------

                                                                        ------------------------------------------------------------
                                                                        Please sign exactly as name appears hereon. Joint
                                                                        owners should each sign personally. Executors, trustees,
                                                                        officers, etc., should indicate their titles when signing.
